EXHIBIT 4.5

CAPITAL SECURITY CERTIFICATE

                   THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN PRIOR TO THE DATE WHICH IS THE LATER OF (i) TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT) AFTER THE LATER OF (Y) THE DATE OF ORIGINAL ISSUANCE HEREOF AND (Z) THE LAST DATE ON WHICH THE TRUST OR ANY AFFILIATE (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE TRUST WAS THE HOLDER OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION (OR ANY PREDECESSOR THERETO) AND (ii) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE DEBENTURE ISSUER OR THE TRUST, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER," AS DEFINED IN RULE 144A, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a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

TRUST, A COPY OF WHICH MAY BE OBTAINED FROM THE DEBENTURE ISSUER OR THE TRUST. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

                   THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF OR THEREOF, AS THE CASE MAY BE, THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE AND HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

                   IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SECURITY WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE AMENDED AND RESTATED DECLARATION OF TRUST TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                   THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY

SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN.

                   THIS SECURITY DOES NOT EVIDENCE A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC").

Certificate Number P-1	Number of Capital Securities 5,000

Certificate Evidencing Capital Securities

of

Southern Michigan Bancorp Capital Trust I

Capital Securities

(liquidation amount $1,000 per Capital Security)

                  Southern Michigan Bancorp Capital Trust I, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that JPMorgan Chase Bank as Trustee for the benefit of the Noteholders of ALESCO PREFERRED FUNDING III, LTD. is the registered owner (the "Holder") of 5,000 capital securities of the Trust representing undivided beneficial interests in the assets of the Trust, designated as MMCapSSM (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). Subject to the Declaration (as defined below), the Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The Capital Securities represented hereby are issued pursuant to, and the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of March 25, 2004, among John H. Castle, Kurt G. Miller and Danice L. Chartrand, as Administrators, Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Institutional Trustee, Southern Michigan Bancorp, Inc., as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration, as the same may be amended from time to time (the "Declaration"). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee and the Indenture to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Guarantee, and the Indenture to the Holder without charge upon written request to the Sponsor at its principal place of business.

                  By acceptance of this Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                  By acceptance of this Certificate, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of undivided beneficial ownership in the Debentures.

                  This Certificate and the Capital Securities evidenced hereby are governed by, and shall be construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

                  IN WITNESS WHEREOF, the Trust has duly executed this Certificate.

Southern Michigan Bancorp Capital Trust I

By:
Name: Title: Administration

Dated:

CERTIFICATE OF AUTHENTICATION

This Certificate represents Capital Securities referred to in the within-mentioned Declaration.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as the Institutional Trustee

By:
Authorized Officer

Dated:

REVERSE OF SECURITY

                   Distributions payable on each Capital Security will be payable at a floating rate of interest per annum, which, with respect to any Distribution Period (as defined herein), will be equal to LIBOR, as determined on the LIBOR Determination Date for such Distribution Period (or, in the case of the first Distribution Period, will be 1.11%), plus 2.75% (the "Coupon Rate"); provided, however, that the Coupon Rate for any Distribution Period may not exceed the Interest Rate (as defined in the Indenture) for the related Interest Period (as defined in the Indenture). Distributions in arrears for more than one Distribution Period will bear interest thereon, compounded quarterly, at the applicable Coupon Rate for each Distribution Period thereafter (to the extent permitted by applicable law). The term "Distributions", as used herein, includes cash Distributions, any such compounded Distributions and any Additional Amounts payable on the Debentures, unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds legally available in the Property Account therefor. The amount of Distributions payable for any Distribution Period will be computed on the basis of a 360-day year and the actual number of days elapsed in such Distribution Period.

                   Except as otherwise described below, Distributions on the Capital Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears on January 7, April 7, July 7 and October 7 of each year, commencing on July 7, 2004 (each, a "Distribution Payment Date"), and on any earlier date of redemption, subject, in each case, to the Business Day convention specified in the Declaration. The Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period for up to 20 consecutive quarterly periods (each such extended interest payment period, together with all previous and future consecutive extensions thereof, is referred to herein as an "Extension Period") at any time and from time to time on the Debentures, subject to the conditions described below and in the Declaration and the Indenture. No Extension Period may end on a date other than a Distribution Payment Date or extend beyond the Maturity Date, any Optional Redemption Date or the Special Redemption Date, as the case may be. During any Extension Period, interest will continue to accrue on the Debentures, and interest on such accrued interest (such accrued interest and interest thereon referred to herein as "Deferred Interest") will accrue, at an annual rate equal to the Coupon Rate applicable during such Extension Period, compounded quarterly from the date such Deferred Interest would have been payable were it not for the Extension Period, to the extent permitted by applicable law. At the end of any Extension Period, the Debenture Issuer shall pay all Deferred Interest then accrued and unpaid on the Debentures; provided, however, that prior to the termination of any Extension Period, the Debenture Issuer may further extend such Extension Period, provided, that no Extension Period (including all previous and further consecutive extensions that are part of such Extension Period) shall exceed 20 consecutive quarterly periods. Upon the termination of any Extension Period and upon the payment of all Deferred Interest, the Debenture Issuer may commence a new Extension Period, subject to the requirements set forth herein and in the Declaration and the Indenture. No interest or Deferred Interest (except any Additional Amounts that may be due and payable) shall be due and payable during an Extension Period, except at the end thereof, but Deferred Interest shall accrue upon each installment of interest that would otherwise have been due and payable during such Extension Period until such installment is paid.

                   As a consequence of any Extension Period, Distributions will be deferred. If Distributions are deferred, the Distributions due shall be paid on the date that the related Extension Period terminates to Holders of the Capital Securities as they appear on the books and records of the Trust on the regular record date immediately preceding the Distribution Payment Date on which such Extension Period terminates to the extent that the Trust has funds legally available for the payment of such Distributions in the Property Account of the Trust.

                   The Capital Securities shall be redeemable, and shall be entitled to the Liquidation Distribution, as provided in the Declaration.

ASSIGNMENT

                   FOR VALUE RECEIVED, the undersigned assigns and transfers the Capital Securities evidenced by this Capital Security Certificate to:

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee),

and irrevocably appoints ________________________________________________________ as agent to transfer the Capital Securities evidenced by this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for it, him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Capital Security Certificate)

                   Signature Guarantee:1 ___________________________

______________________________
1Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union, meeting the requirements of the Security registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.